Exhibit 4.6

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

OPTION TO PURCHASE

SHARES OF COMMON STOCK

OF

BRAZIL MINERALS, INC.

Expires March 4, 2016

Number of Shares: 1,500,000
Date of Issuance: March 4, 2014

FOR VALUE RECEIVED, the undersigned, Brazil Minerals, Inc., a Nevada corporation (together with its successors and assigns, the “Issuer”), hereby certifies that THE NAZARI & ASSOCIATES INTERNATIONAL GROUP, INC. DEFINED BENEFIT PENSION PLAN (the “Holder”) or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), One Million Five Hundred Thousand Shares (1,500,000) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Option Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Option and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

1.   Term. The term of this Option shall commence on March 4, 2014 and shall expire at 5:00 p.m., Pacific Time, on March 4, 2016 (such period being the “Term” and such date, the “Termination Date”).

2.   Method of Exercise; Payment; Issuance of New Option; Transfer and Exchange.

(a)   Time of Exercise. The purchase rights represented by this Option may be exercised in whole or in part during the Term for such number of shares of Common Stock set forth above.

(b)   Method of Exercise. The Holder hereof may exercise this Option, in whole or in part, by the surrender of this Option (with the exercise form attached hereto duly executed (“Notice of Exercise”)) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Option Price in effect on the date of such exercise multiplied by the number of shares of Option Stock with respect to which this Option is then being exercised, payable at such Holder’s election by certified or official bank check or by wire transfer to an account designated by the Issuer.

(c)   Issuance of Stock Certificates. In the event of any exercise of this Option in accordance with and subject to the terms and conditions hereof, certificates for the shares of Option Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding five (5) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Option Stock is then in effect or that the resale of all shares of Option Stock are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding five (5) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Option Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend. The Holder shall deliver this original Option, or an indemnification undertaking with respect to such Option in the case of its loss, theft or destruction, at such time that this Option is fully exercised. With respect to partial exercises of this Option, the Issuer shall keep written records for the Holder of the number of shares of Option Stock exercised as of each date of exercise.

(d)   Transferability of Option. Subject to Section 2(f) hereof, this Option may be transferred by a Holder, in whole or in part, to an “accredited investor” as defined in Regulation D under the Securities Act without the consent of the Issuer. If transferred pursuant to this paragraph, this Option may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Option at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Option is exchangeable at the principal office of the Issuer for Options to purchase the same aggregate number of shares of Option Stock, each new Option to represent the right to purchase such number of shares of Option Stock as the Holder hereof shall designate at the time of such exchange. All Options issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Option, except as to the number of shares of Option Stock issuable pursuant thereto.

(e)   Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Option, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Option, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(f)   Compliance with Securities Laws.

(i)    The Holder of this Option, by acceptance hereof, acknowledges that this Option and the shares of Option Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Option or any shares of Option Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)    Except as provided in paragraph (iii) below, this Option and all certificates representing shares of Option Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS OPTION AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

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(iii)    The Issuer agrees to reissue this Option or certificates representing any of the Option Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an unqualified opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the United States Securities and Exchange Commission and has become effective under the Securities Act, or (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five (5) Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(g) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Option. Whenever a certificate representing the Option Stock is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Option Stock, the Issuer shall cause its transfer agent to electronically transmit the Option Stock to the Holder by crediting the account of the Holder or Holder’s Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Option).

(h)   Accredited Investor Status. In no event may the Holder exercise this Option in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3.   Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a)   Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Option Stock which may be issued upon the exercise of this Option or otherwise hereunder will, when issued in accordance with the terms of this Option, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Option may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Option a number of authorized but unissued shares of Common Stock equal to at least the number of shares of Common Stock issuable upon exercise of this Option without regard to any limitations on exercise.

(b)   Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Option or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all shares of Option Stock from time to time issued upon exercise of this Option or as otherwise provided hereunder (provided that such Option Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Option Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Option shall be entitled to receive upon the exercise of this Option if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

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(c)   Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Option Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Options, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Option, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Option.

(d)    Loss, Theft, Destruction of Options. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Option and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Option, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Option, a new Option of like tenor and representing the right to purchase the same number of shares of Common Stock.

(e)   Payment of Taxes. The Issuer will pay any documentary stamp taxes attributable to the initial issuance of the Option Stock issuable upon exercise of this Option; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Option Stock in a name other than that of the Holder in respect to which such shares are issued.

4.   Adjustment of Option Price. The price at which such shares of Option Stock may be purchased upon exercise of this Option shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a)   Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i)    In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Option Price and the number of shares of Option Stock that may be purchased upon exercise of this Option so that, upon the basis and the terms and in the manner provided in this Option, the Holder of this Option shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Option is not exercised prior to such Triggering Event, to receive at the Option Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Option prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Option immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4. Immediately upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Option Stock issuable upon exercise of the new warrant and the adjusted Option Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of shares of Option Stock and the adjusted Option Price pursuant to the terms and provisions of this Section 4(a)(i).

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(ii)    In the event that the Holder has elected not to exercise this Option prior to the consummation of a Triggering Event, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Exchange Act and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Option as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Option, (A) the obligations of the Issuer under this Option (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Option) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Option shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Option or the exercise of any rights pursuant hereto.

(b)   Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i)   make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii)  subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)  combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Option is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Option is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Option Price then in effect shall be adjusted to equal (A) the Option Price then in effect multiplied by the number of shares of Common Stock for which this Option is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Option is exercisable immediately after such adjustment.

(c)   Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i)  cash,

(ii)  any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash), or

(iii)  any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash),

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then (1) the number of shares of Common Stock for which this Option is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Option is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Option Price then in effect shall be adjusted to equal (A) the Option Price then in effect multiplied by the number of shares of Common Stock for which this Option is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Option is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

(d)   Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Option is exercisable and the Option Price then in effect provided for in this Section 4:

(i)   When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Option is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Option is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(ii)   Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(iii)  When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(e)   Form of Option after Adjustments. The form of this Option need not be changed because of any adjustments in the Option Price or the number and kind of Securities purchasable upon the exercise of this Option.

(f)   Escrow of Option Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Option, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Option is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Option Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

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5.   Notice of Adjustments. Whenever the Option Price or Option Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer or other authorized officer, as the case may be, to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Option Price and Option Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Option promptly after each adjustment. Any dispute between the Issuer and the Holder of this Option with respect to the matters set forth in such certificate may at the option of the Holder of this Option be submitted to an Independent Appraiser, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The Independent Appraiser selected by the Holder of this Option as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The reasonable costs and expenses of the Independent Appraiser in making such determination shall be paid by the Issuer, in the event the Holder's calculation was correct, or by the Holder, in the event the Issuer’s calculation was correct, or equally by the Issuer and the Holder in the event that neither the Issuer's or the Holder's calculation was correct.

6.   Fractional Shares. No fractional shares of Option Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall, at its option, (a) pay an amount in cash equal to the Option Price multiplied by such fraction or (b) round the number of shares to be issued upon exercise up to the nearest whole number of shares.

7.   Definitions. For the purposes of this Option, the following terms have the following meanings:

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Certificate of Incorporation” means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holder” mean the Person who shall from time to time own this Option.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Option.

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“Issuer” means Brazil Minerals, Inc.., a Nevada corporation and its successors.

“Options” means this Option, and any other warrants of like tenor issued in substitution or exchange therefore.

“Option Price” initially means $.12 per share, as such price may be adjusted from time to time as shall result from the adjustments specified in this Option, including Section 4 hereto.

“Option Share Number” means at any time the aggregate number of shares of Option Stock which may at such time be purchased upon exercise of this Option, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Option Stock” means the Common Stock issuable upon exercise of any Option or Options or otherwise issuable pursuant to any Option or Options.

“Original Issue Date” means March 4, 2014.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing price per share of the Common Stock on such date on the Trading Market or another registered national stock exchange on which the Common Stock is then listed, or if there is no closing price on such date, then the closing bid price on such date, or if there is no closing bid price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on a Trading Market or any registered national stock exchange, the last closing price for a share of Common Stock in the over-the-counter market, as reported by the Trading Market or any registered national stock exchange or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if there is no closing price on such date, then the closing bid price on such date, or (c) if the Common Stock is not then reported by the Trading Market or any registered national stock exchange or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the Otcmarkets.com quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Holder; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

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“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on a Trading Market, or (b) if the Common Stock is not traded on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided , however , that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

8.   Other Notices. In case at any time:

(a)   the Issuer shall make any distributions to the holders of Common Stock; or

(b)   the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(c)   there shall be any reclassification of the Capital Stock of the Issuer; or

(d)   there shall be any capital reorganization by the Issuer; or

(e)   there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(f)   there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Option entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

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9.   Amendment and Waiver. Any term, covenant, agreement or condition in this Option may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holder; provided, however , that no such amendment or waiver shall reduce the Option Share Number, increase the Option Price, shorten the period during which this Option may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Option. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Option unless the same consideration is also offered to all holders of the Options.

10.  Governing Law; Jurisdiction. This Option shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Option shall not be interpreted or construed with any presumption against the party causing this Option to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Option will lie exclusively in the state or federal courts located in California, in Los Angeles and Orange Counties, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of California, in Los Angeles and Orange Counties. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Option and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Option or the Subscription Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

12.  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) immediately upon hand delivery, telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Issuer:	Brazil Minerals, Inc. Attn: Marc Fogassa, CEO 324 South Beverly Drive, Suite 118 Beverly Hills, California 90212 U.S.A.

with copies (which copies shall not constitute notice) to:	Jay Weil, Esq. 27 Viewpoint Road Wayne, New Jersey 07470 e-mail:jay.weil@brazil-minerals.com and jayweil235@gmail.com

If to any Holder:	At the address or facsimile number of such Holder appearing on the books of the Issuer.

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Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

12.  Option Agent. The Issuer may, by written notice to the Holder of this Option, appoint an agent having an office in New York, New York for the purpose of issuing shares of Option Stock on the exercise of this Option pursuant to subsection (b) of Section 2 hereof, exchanging this Option pursuant to subsection (d) of Section 2 hereof or replacing this Option pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

13.  Remedies. The Issuer stipulates that the remedies at law of the Holder of this Option in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Option are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.  Successors and Assigns. This Option and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Option Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Option Stock.

15.  Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Option, but this Option shall be construed as if such unenforceable provision had never been contained herein.

16.  No Rights as Stockholders. Prior to the exercise of this Option, the Holder shall not have or exercise any rights as a stockholder of the Issuer by virtue of its ownership of this Option.

17.  Headings. The headings of the Sections of this Option are for convenience of reference only and shall not, for any purpose, be deemed a part of this Option.

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IN WITNESS WHEREOF, the Issuer has executed this Option as of the day and year first above written.

BRAZIL MINERALS, INC.

By:	/s/ Marc Fogassa
Name: Marc Fogassa
Title: Chief Executive Officer

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EXERCISE FORM

OPTION

BRAZIL MINERALS, INC.

The undersigned _______________, pursuant to the provisions of the within Option, hereby elects to purchase _____ shares of Common Stock of Brazil Minerals, Inc. covered by the within Option.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Option.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Option and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Option on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Option Stock evidenced by the within Option together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Option on the books of the within named corporation.

Dated:	Signature

Address

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FOR USE BY THE ISSUER ONLY:

This Option No. ___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Option No. _____ issued for ____ shares of Common Stock in the name of _______________.

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